UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2015

ENERGIZER HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Missouri	001-36837	36-4802442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification Number)

533 Maryville University Drive, St. Louis, Missouri 63141

(Address of Principal Executive Offices, Including Zip Code)

314-594-1900

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On July 1, 2015, the Nominating and Executive Compensation Committee (the “Committee”) of the board of directors of Energizer Holdings, Inc. (the “Company”) adopted certain decisions relating to the compensation of the executive officers of the Company, including Alan Hoskins, President and Chief Executive Officer, Brian Hamm, Executive Vice President and Chief Financial Officer and Mark LaVigne, Executive Vice President and Chief Operating Officer. In addition, the Committee approved the grant of restricted stock equivalents to Timothy Gorman, Vice President, Controller and Principal Accounting Officer.

Base Salaries

Effective as of July 1, 2015, the Committee approved the base salaries as follows: Mr. Hoskins - $900,000, Mr. Hamm - $525,000 and Mr. LaVigne - $525,000.

Executive Bonus Plan

At its July 1, 2015 meeting, the Committee adopted the Company’s Executive Officer Bonus Plan (the “Bonus Plan”), including the performance criteria that may be used thereunder. The Bonus Plan authorizes the Committee to administer the Bonus Plan, to name eligible participants, and to grant awards under the terms of the Bonus Plan. The Company expects to submit the material terms of the Bonus Plan, including the performance criteria, to the shareholders for their approval at its next annual meeting.

Performance Criteria. Under the Bonus Plan, if the Committee grants awards which are subject to performance criteria, the performance objectives must be fixed not later than 90 days after the beginning of the performance period to which the objectives relate, and the Committee does not retain any discretion to adjust the objectives in any manner that could increase the amount payable under the awards. The Committee would, however, have authority to reduce the size of an award if it deemed a reduction appropriate for any reason. Before payments are made under the award, the Committee must certify in writing that the performance criteria have been achieved. The Committee approved the various performance criteria that may relate to awards under the Bonus Plan. Performance may be measured on an individual, corporate group, business unit, or consolidated basis and may be measured absolutely or relatively to the Company’s peers. In establishing the performance goals and evaluating performance thereunder, the Committee may account for certain specified unusual or extraordinary items.

Award Limitations. Under the terms of the Bonus Plan, the maximum amount which may be paid to a participant as a single award, whether that award represents performance for a single Bonus Plan year or for multiple Plan years, is Ten Million Dollars ($10,000,000). These limitations represent only an absolute maximum, and the Committee’s actual bonus targets are set forth below.

New Plan Benefits. All awards under the Bonus Plan are within the sole discretion of the Committee, and accordingly, future benefits payable under the Bonus Plan to the named executive officers and other eligible participants are not currently determinable.

The description of the Bonus Plan set forth herein is a summary only and is qualified in its entirety by the full text of the Bonus Plan (including the list of performance criteria attached thereto), a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Fiscal Year 2015 Bonus Program

At the July 1, 2015 meeting, the Committee approved the bonus program for executive officers, including for Messrs. Hoskins, Hamm and LaVigne, for the period from July 1, 2015 through September 30, 2015 (the “2015 Bonus Program”). The short duration of this program reflects the timing of completion of the Company’s separation as a standalone public company. The bonus program for the period from October 1, 2014 through June 30, 2015 was approved by the Nominating and Executive Compensation Committee of Edgewell Personal Care Company (then known as Energizer Holdings, Inc.) (“ParentCo”) prior to the Company’s spin-off from ParentCo (the “Spin-off”), and the performance bonuses, if any, for the Company’s executive officers for that period will be paid by the Company in November 2015 subject to the terms of the plan, which included metrics for (i) earnings per share, (ii) operating profit and (iii) restructuring savings.

The 2015 Bonus Program will offer a potential payout to executive officers, including Messrs. Hoskins, Hamm and LaVigne, expressed as a percentage of the individual’s bonus target, which is a percentage of the individual’s base salary. Due to the fact that the bonus plan only relates to the Company’s fourth fiscal quarter, bonus amounts will be limited to 25% of the individual annual bonus target for the period from July 1, 2015 through September 30, 2015. The individual bonus targets were set as follows: Mr. Hoskins – 100%, Mr. Hamm – 80%, Mr. LaVigne – 80%; Mr. Gorman – 60%.

The 2015 Bonus Program payouts for the fourth fiscal quarter are based on the achievement by the Company of (i) net sales and (ii) gross margin goals, weighted equally. Each of the performance goals will be adjusted to take into account certain specified unusual or extraordinary items as permitted under the Bonus Plan. The targets for the fourth fiscal quarter of 2015 were chosen based on fulfilling the Company’s business plan for fiscal 2015. Beginning in fiscal 2016, the Company plans to use metrics including (i) net sales, (ii) gross margin, (iii) selling, general & administrative costs as a percentage of sales, and (iv) free cash flow, in its annual bonus plan, in support of the Company’s strategy and financial objectives.

Restricted Stock Equivalent Awards

At its July 1, 2015 meeting, the Committee approved the form of the Restricted Stock Equivalent Award Agreement (the “RSEA Agreement”) for grants of time-based restricted stock equivalents under the Company’s Equity Incentive Plan and granted awards to certain employees of the Company, including Messrs. Hoskins, LaVigne, Hamm and Gorman, in the amounts set forth below.

Name	Dollar Value of Restricted Stock Equivalents
Alan Hoskins	$7,200,000
Mark LaVigne	$2,955,000
Brian Hamm	$2,625,000
Timothy Gorman	$500,000

The Committee believes that these awards are important to grant to key executives leaving ParentCo to join the Company in senior roles following the Spin-off, and reflect (i) the leadership these executives have taken on to complete the successful separation, Spin-off and establish a strong foundation for the Company, (ii) retention through the uncertainty and volatility expected with any spin-off company in the initial post-spin period and (iii) the creation of a strong alignment with shareholder interests from the origin of the Company forward. The awards will be valued using the post-spin 5 day volume weighted average price of the Company’s common stock and will be granted on July 8, 2015.

The material terms of the Restricted Stock Equivalent Award Agreement are as follows:

Award. As of the date of the award, recipients will be credited with restricted Common Stock equivalents (“Equivalents”) which, upon vesting, will convert into shares of Company Common Stock which will be issued to the recipients.

Vesting; Payment. Vesting of the Equivalents will occur ratably on each of the first five anniversaries of the date of grant. Dividends, if any, that would have been paid on the underlying shares will be paid in cash on the date when vesting occurs.

Acceleration. All unvested Equivalents granted to a recipient will vest upon his or her death, total and permanent disability, other qualifying terminations (as defined in the RSEA Agreement) or a change of control of the Company, subject to certain conditions and limitations.

Forfeiture. Any portion of the Equivalents that are not vested will be forfeited upon:

•	the recipient’s termination of employment (other than as specified under “Acceleration”);

•	a determination by the Committee that the recipient engaged in competition with the Company or other conduct contrary to the best interests of the Company in violation of certain covenants in the RSEA Agreement, generally relating to confidentiality, non-solicitation, non-disparagement and non-competition.

The description of the RSEA Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the RSEA Agreement, a copy of which is listed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Change of Control Employment Agreements

The Company adopted the form of Change of Control Employment Agreement which the Company has entered into with certain executive officers, including Messrs. Hoskins, Hamm, LaVigne and Gorman (the “Change of Control Agreement”). The agreements replace previous agreements with ParentCo that had been assumed by the Company in the Spin-off, and provide (i) security for key individuals who would be involved in the Company’s response to a hostile takeover or negotiation of a change of control and (ii) continuity in the management and direction of the Company’s businesses and operations during the periods before and after a change of control.

The Change of Control Agreements have terms of one, two or three years from –July 1, 2015, subject to certain automatic renewal provisions. For Messrs. Hoskins, Hamm and LaVigne, the term is three years. For Mr. Gorman, the term is one year. The Change of Control Agreement provides that the officer will receive severance compensation in the event of certain termination events (as provided in the agreement), other than for cause, death or disability, or within specified periods following a change in control of the Company, as such terms are defined in the agreement.

Under the Change of Control Agreement, upon a change of control, each officer will receive a pro rata annual bonus for the portion of the year occurring prior to a change of control.

If the officer is terminated under the termination events defined in the Change of Control Agreement within specified periods of the change of control, the severance compensation payable under the Change of Control Agreement consists of:

•	a payment equal to a multiple of the officer’s annual base salary and target bonus (defined as the most recent five-year actual bonus percentages multiplied by the greater of base salary at either termination or change of control), which will be three times in the case of Messrs. Hoskins, Hamm and LaVigne and one time in the case of Mr. Gorman;

•	a pro rata portion of the officer’s target annual bonus for the year of termination; and

•	a lump-sum payment intended to assist with health and welfare benefits for a period of time post-termination

Following termination of employment, each officer is bound by a one-year covenant not to compete, a one-year non-solicitation covenant, and a covenant of confidentiality.

The description of the form of Change of Control Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the form of Change of Control Agreement, a copy of which is listed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Executive Severance Plan

On July 1, 2015, the Company adopted an executive severance plan which provides benefits to the Company’s senior executives, including Messrs. Hoskins, Hamm and LaVigne, in the event of a “qualifying termination” as defined in the plan, which means an involuntary termination without “cause” or a voluntary termination as a result of “good reason”. The Company does not provide employment agreements and the plan was adopted to provide executives with certain benefits in the event of a qualifying termination.

Post-termination benefits for the senior executives consist of:

•	A lump sum payment of one to two times his or her annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, which will be two times for Messrs. Hoskins, Hamm and LaVigne;

•	For Messrs Hoskins, Hamm and LaVigne, as well as certain other participants, a pro-rata bonus payment based on the number of days during the bonus year the participant was employed and the amount of annual bonus which the participant would have received if he or she had remained employed, based on actual Company performance; and

•	outplacement services for up to 12 months.

The payment of benefits under the plan is conditioned upon the executive executing a general release in favor of the Company, as well as confidentiality, non-solicitation, non-disparagement and non-competition obligations. In addition, no benefits will be paid to the extent duplicative of benefits under a change in control or similar agreement with the Company.

The description of the plan set forth herein is a summary only and is qualified in its entirety by the full text of the plan, a copy of which is listed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Deferred Compensation Plan

On July 1, 2015, the Company adopted the Energizer Holdings, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the terms of the Deferred Compensation Plan, an unfunded, non-qualified plan, directors are permitted to defer all or a portion of their retainers and fees. Deferrals may be made into (a) the Energizer common stock unit fund, which tracks the value of our common stock or (b) the prime rate option under which deferrals are credited with interest at the prime rate quoted by The Wall Street Journal. Deferrals in the Deferred Compensation Plan are paid out in a lump sum in cash within 60 days following the director’s termination of service on the Board.

Employees do not have the opportunity to defer portions of their salary and bonus compensation under the terms of the Deferred Compensation Plan or to invest in the Energizer common stock unit fund within the Deferred Compensation Plan. However, certain executives who were employed at ParentCo prior to the Company’s spin-off have had their account balances under ParentCo’s deferred compensation plan transferred to the Company’s Deferred Compensation Plan, including Mr. Hoskins ($4,204,596), Mr. Hamm ($721,118) and Mr. LaVigne ($496,543), such amounts as of June 26, 2015. These amounts are credited into a prime rate fund, which credits account balances at the prime rate quoted by The Wall Street Journal as of the first business day of the given quarter and interest equivalents are credited on a daily basis. These amounts may be paid out in a lump sum in cash six months following termination, or in five or ten-year increments commencing the year following termination of employment.

The description of the form of Deferred Compensation Plan set forth herein is a summary only and is qualified in its entirety by the full text of the Deferred Compensation Plan, a copy of which is listed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Executive Savings Investment Plan

On July 1, 2015, the Company adopted an executive savings investment plan, or an excess 401(k) plan in which certain executive officers, including Messrs. Hoskins, Hamm and LaVigne will participate. Under the plan, amounts that would be contributed, either by an executive or by the Company on the executive’s behalf, to the Company’s qualified defined contribution plan (the “savings investment plan”) but for limitations imposed by the Internal Revenue Code, will be credited to the non-qualified executive savings investment plan. Under that plan, executives may elect to defer their contributions, and Company contributions in any of the measurement fund options which track the performance of the Vanguard investment funds offered under the qualified savings investment plan. Deferrals and vested Company contributions may be transferred to different investment options at the executive’s discretion. Deferrals in the executive savings investment plan, adjusted for the net investment return, are paid out in a lump sum payment, or in five or ten annual installments, following retirement or other termination of employment. In addition, obligations for benefits unpaid with respect to all account balances of Company employees who participated in the predecessor plan of ParentCo prior to the Company’s separation will be obligations assumed under this plan. Benefits accrued prior to January 1, 2005 and earnings thereon will be administered under the plan in accordance with the terms of the predecessor plan, and benefits accrued on and after January 1, 2005 and earnings thereon will be considered part of a participant’s account balance under this plan and administered accordingly. Account balances as of June 26, 2015 were: Mr. Hoskins ($664,285), Mr. Hamm ($176,974) and Mr. LaVigne ($602,802).

The description of the plan set forth herein is a summary only and is qualified in its entirety by the full text of the plan, a copy of which is listed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Energizer Holdings, Inc. Executive Officer Bonus Plan and performance criteria thereunder.

10.2	Energizer Holdings, Inc. 2015 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2015.

10.3	Form of Restricted Stock Equivalent Agreement for awards granted in July 2015 under the Energizer Holdings, Inc. 2015 Equity Incentive Plan.

10.4	Form of Change of Control Employment Agreement with certain officers, including Messrs. Hoskins, Hamm, LaVigne and Gorman.

10.5	Energizer Holdings, Inc. Executive Severance Plan.

10.6	Energizer Holdings, Inc. Deferred Compensation Plan.

10.7	Energizer Holdings, Inc. Executive Savings Investment Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Brian K. Hamm
Brian K. Hamm
Chief Financial Officer

Dated: July 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Energizer Holdings, Inc. Executive Officer Bonus Plan and performance criteria thereunder.

10.2	Energizer Holdings, Inc. 2015 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2015.

10.3	Form of Restricted Stock Equivalent Agreement for awards granted in July 2015 under the Energizer Holdings, Inc. 2015 Equity Incentive Plan.

10.4	Form of Change of Control Employment Agreement with certain officers, including Messrs. Hoskins, Hamm, LaVigne and Gorman.

10.5	Energizer Holdings, Inc. Executive Severance Plan.

10.6	Energizer Holdings, Inc. Deferred Compensation Plan.

10.7	Energizer Holdings, Inc. Executive Savings Investment Plan.